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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated April 26, 2000, except as to the first paragraph of Note 14, which is as of April 27, 2000, and the second paragraph of Note 14, which is as of May 18, 2000, relating to the financial statements and the financial statement schedule of Virata Corporation, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

July 12, 2000